UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2018 (February 23, 2018)

INLAND LAND APPRECIATION FUND II, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19220	36-3664407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 218-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 23, 2018, Inland Land Appreciation Fund II, L.P., or the Partnership, as seller, entered into a Contract of Sale to sell the remaining acres of land in Kendall County, Illinois. The subject land is part of the land referred to in the Partnership’s periodic reports as Parcel 20. This is the last parcel owned by the Partnership. The contract sales price of the subject land is $715,410. The subject land is being sold “AS IS” but subject to usual and customary closing conditions. Provided the buyer performs pursuant to the terms of the contract, the sale is expected to occur on or before March 5, 2018. The buyer is an affiliate of the Partnership’s general partner. The Partnership intends to retain a portion of the net sales proceeds for Partnership operations and to distribute the balance to Partners in accordance with the liquidation provisions of the Partnership’s partnership agreement and dissolve the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND LAND APPRECIATION FUND II, L.P.

Date: March 1, 2018	By:	Inland Real Estate Investment Corporation
Its General Partner

		By:	/s/ Guadalupe Griffin
		Name:	Guadalupe Griffin
		Title:	Senior Vice President & Principal Executive Officer of the Partnership